UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 5, 2013 (December 2, 2013)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Kimball International Inc. (the "Company") today announced plans for a new appointment to the Company’s Board of Directors (the "Board"). On December 2, 2013, Kimberly K. Ryan agreed to join the Board of the Company representing the Class A shareholders. Her appointment will greatly enhance the Board’s strategic skillset as well as partially fill a void left by the untimely passing of former Board member Harry “Hank” Bowman earlier this year. The formal appointment will be made at the Company's next regularly scheduled board meeting on February 18, 2014.
Ms. Ryan is President of Batesville Casket Company, a $620 million division of Hillenbrand, Inc., a globally diversified industrial company that makes and sells premium business-to-business products and services for a wide variety of industries. Ms. Ryan joined Batesville in 1989 as a staff accountant, and has steadily progressed through a number of positions within the Hillenbrand family of companies in finance, operations, logistics, information technology, and division leadership. She has been a senior executive of the company since 2003, and has a consistent record of achieving objectives in areas such as streamlining information systems, improving cost structures, and waste reductions, all while maintaining market position and financial strength.
Subsequent to the formal appointment on February 18, 2014, Ms. Ryan will serve as a Director of the Company until the next Annual Meeting of Share Owners of the Company. Ms. Ryan has not yet been named to serve on any of the committees of the Board. All non-employee Directors of the Company receive an annual retainer of $75,000 per year for service as a Director and may elect to receive their fees in shares of Class B Common Stock of the Company. Directors also are reimbursed for travel expenses incurred in connection with Board meetings. There are no arrangements or understandings between Ms. Ryan and any other person pursuant to which Ms. Ryan was selected as a Director of the Company.
The Company's press release announcing the appointment of Ms. Ryan is attached as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
99.1	Press Release dated December 5, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer

Date: December 5, 2013

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated December 5, 2013